UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 21, 2009

FEDERAL HOME LOAN BANK OF BOSTON
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51402	04-6002575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Huntington Avenue
Boston, MA 02199
(Address of principal executive offices, including zip code)

(617) 292-9600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 21, 2009, Mark E. Macomber, president and chief executive officer of Litchfield Bankcorp in Litchfield, Connecticut, has been deemed elected to a member directorship of the Federal Home Loan Bank of Boston (the Bank) for Connecticut for a three-year term beginning January 1, 2010, and concluding December 31, 2012, pursuant to applicable Federal Home Loan Bank System regulations (the Applicable Regulations). The Applicable Regulations provide in relevant part that if the number of accepted and eligible nominations is equal to the number of directorships to be filled, an election is unnecessary and the eligible nominee is deemed elected without further action. Mr. Macomber has served as a director since April 16, 2004, and his current term as a director expires on December 31, 2009.

As a director, Mr. Macomber will be compensated in accordance with the Bank’s 2009 Director Compensation Policy, which has been filed as Exhibit 10.7.4 to the Bank’s Annual Report on Form 10-K, which has a filing date of April 10, 2009.

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Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Boston

Date: September 21, 2009	By:	/s/Frank Nitkiewicz

Frank Nitkiewicz
Executive Vice President and Chief Financial Officer

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